UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 31, 2007

Date of Report (Date of earliest event reported)

ONVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29609	91-1859172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Mercer Street

Seattle, Washington 98109

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (206) 282-5170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Chief Information Officer

Matthew Rowley resigned as Chief Information Officer of Onvia, Inc., effective May 31, 2007. Mr. Rowley entered into a Separation and Release Agreement with Onvia dated May 31, 2007. Under the agreement, Mr. Rowley will receive an aggregate payment from Onvia of $110,828.68, which includes severance, medical coverage costs and accrued but unused paid time off, in exchange for a release. Under the agreement, Onvia will also accelerate vesting of 6,000 of Mr. Rowley’s unvested stock options, which would have vested during the six months following May 31, 2007. Using the closing price of $8.35 on May 31, 2007, this acceleration has a value of approximately $3,760 to Mr. Rowley.

Appointment of new Chief Information Officer

Eric Gillespie has been appointed Onvia’s new Chief Information Officer. Mr. Gillespie was previously Executive Vice President and Chief Operating Officer of The Patent Board. More information is included in the press release filed as an exhibit to this Form 8-K.

Item	9.01 Financial Statements and Exhibits

Exhibit 99.1    Press release “Onvia Appoints Eric Gillespie as new Chief Information Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onvia, Inc.

June 4, 2007	By:	/s/ Michael D. Pickett
Michael D. Pickett Chairman of the Board, Chief Executive Officer, and President